                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Rent-Way, Inc.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)   Title of each class of securities to which transaction applies:

    2)   Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:

    2)   Form, Schedule or Registration Statement No.:

    3)   Filing Party:

    4)   Date Filed:

                                 RENT-WAY, INC.
                                ONE RENTWAY PLACE
                            ERIE, PENNSYLVANIA 16505

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 10, 1999

                                 ---------------

To the Shareholders of Rent-Way, Inc.:

     Notice is hereby given that the Annual Meeting of the Shareholders of Rent-Way, Inc. (the "Company") will be held at the corporate offices of the Company located at One RentWay Place, Erie, Pennsylvania, on Wednesday, March 10, 1999 at 10:00 a.m. for the following purposes:

     1. To elect two Class I directors to serve until the 2002 Annual Meeting of Shareholders;

     2.   To approve the Company's 1999 Stock Option Plan.

     3. To consider and act upon other matters that may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 1, 1999 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on by shareholders, except that shareholders are entitled to cumulative voting in the election of directors.

                                        By Order of the Board of Directors,

                                                WILLIAM LERNER
                                                   Secretary

Erie, Pennsylvania
February 12, 1999

             WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING,
                PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND
                   RETURN IT IN THE ENCLOSED PREPAID ENVELOPE.

                                 RENT-WAY, INC.
                                ONE RENTWAY PLACE
                            ERIE, PENNSYLVANIA 16505

                                 ---------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 10, 1999

                                 ---------------

     This Proxy Statement and the accompanying form of proxy are being mailed on or about February 15, 1999 in connection with the solicitation by the Board of Directors of Rent-Way, Inc. (hereinafter "Rent-Way" or the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, March 10, 1999, and any adjournments thereof.

     If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument with the Secretary of the Company revoking it or by submitting a duly executed proxy bearing a later date.

     The Company has retained Georgeson & Company ("Georgeson") to aid in the solicitation of proxies at a cost of approximately $8,000. The cost of Georgeson's services and all other costs of soliciting proxies in the accompanying form will be borne by the Company. The officers, directors and employees of the Company, without additional compensation, may solicit proxies by mail, facsimile, telephone or personal contact. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding proxies and proxy material to the beneficial owners of its common stock.

     The authorized common stock of the Company consists of 50,000,000 shares, no par value, of which 21,203,823 shares are issued and outstanding (the "Common Stock"). Each outstanding share of Common Stock is eligible to be voted at the meeting. Holders of record as of February 1, 1999 will be entitled to one vote per share on all matters to be voted on by the shareholders, except that shareholders are entitled to cumulative voting in the election of directors, which means that a shareholder is entitled to a number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected, and all of such votes may be cast for one nominee or distributed among any two or more nominees. Cumulative voting enables shareholders to concentrate the voting of their shares in favor of the election of a lesser number of nominees than the total number of directors being voted upon. Persons holding less than a majority of the shares voting may therefore be able to elect one or more directors.

     The presence, in person or by proxy, of a majority of the shares of the Common Stock outstanding on the record date will constitute a quorum at the Annual Meeting. Abstentions will be treated as present for purposes of determining a quorum. Broker non-votes on any matter (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will not be treated as present for purposes of determining a quorum on that matter. Abstentions and broker non-votes will not be counted as voting on any matter at the Annual Meeting.

                              ELECTION OF DIRECTORS

     The Company's by-laws require that the directors be divided into three classes, with the term of office of at least one class expiring each year. Pursuant to the by-laws, the members of a class are elected for a term of three years and until their respective successors have been elected and qualified, or until the respective director resigns, is removed or disqualified. The term of office of Class I directors expires at the Annual Meeting. The Board of Directors proposes that the nominees described below, each of whom is currently serving as a Class I director, be elected as Class I directors for a new term of three years ending at the 2002 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

     When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the direction indicated, or, if no direction is indicated, the shares will be voted in favor of the election of the nominees identified below. The Company expects each nominee to be able to serve, if elected, but if any nominee notifies the Company before the meeting that he is unable to do so, then the proxies will be voted for such other person as the Board shall designate.

     Information regarding the nominees standing for election as Class I directors is set forth below:

     GERALD A. RYAN, a founder of the Company, has served as Chairman of the Board of the Company and as a director since its formation in 1981. Mr. Ryan has also been instrumental in the formation of several other companies, including Spectrum Control, Inc., a company quoted on the Nasdaq National Market, which produces electronic components. He presently serves as Chairman of the Board of Spectrum Control, Inc.

     ROBERT B. FAGENSON has been a director since August 1993. He has, for more than the past five years, been President and a director of Fagenson & Co., Inc., a New York Stock Exchange ("NYSE") specialist firm, and a Vice President and director of Starr Securities, Inc., a registered broker-dealer and member of the NYSE. Mr. Fagenson is also a director of the NYSE, of Healthy Planet Products, Inc., a company listed on the American Stock Exchange ("AMEX") that designs, publishes and markets greeting cards, of Hudson Hotel

Corporation (formerly Microtel Franchise and Development Corporation), a company quoted on the Nasdaq National Market and a developer of economy lodging facilities and owner and operator of hotel, motel and resort properties, of AutoInfo, Inc., a company quoted on the Nasdaq National Market and a dealer in computerized products and services for after-market motor vehicle parts, of Cash Technologies, Inc., a company quoted on the Nasdaq SmallCap Market that provides bulk coin processing services, and of Nu-Tech Biomedical, Inc., a company quoted on the OTC Bulletin Board that researches medicines for the treatment of cancer.


            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
             ELECTION OF EACH OF THE NOMINEES FOR CLASS I DIRECTOR.

                             MANAGEMENT INFORMATION

DIRECTORS AND EXECUTIVE OFFICERS

     Certain information regarding the directors and executive officers of the Company is set forth below.

        Name                         Age                 Position
        ----                         ---                 --------
Gerald A. Ryan                       63      Chairman of the Board and Director
William E. Morgenstern               40      President, Chief Executive Officer and Director
William Lerner                       63      Director and Secretary
Vincent A. Carrino                   43      Director
Robert B. Fagenson                   50      Director
Marc W. Joseffer                     50      Director
Paul N. Upchurch                     50      Director
Jeffrey A. Conway                    41      Vice President and Chief Financial Officer
Ronald D. DeMoss                     48      Vice President and General Counsel
Kirk R. Smithee                      35      Vice President-Operations

     WILLIAM E. MORGENSTERN, a founder of the Company, has served as its President and Chief Executive Officer and as a director since its formation in 1981. Mr. Morgenstern began his rental-purchase industry career with Rent-A-Center in 1979 in Ft. Worth, Texas. While employed by Rent-A-Center, he held the positions of store manager and district manager for

Pennsylvania and New York. Mr. Morgenstern is former President of the Pennsylvania Association of Rental Dealers, a trade association that monitors activities in the state legislature that affect the rental-purchase industry. From 1986 to 1988, he served on the Board of Directors of APRO, the rental-purchase industry's national trade association. Mr. Morgenstern is a Class III director of the Company whose term expires in 2001.

     WILLIAM LERNER has been a director of the Company since November 1992 and its Secretary since January 1993. Mr. Lerner, a practicing attorney in New York since 1961 and in Pennsylvania since 1990, is of counsel to Snow Becker Krauss P.C., New York, New York. Mr. Lerner is also a director of Seitel, Inc., a company listed on the NYSE that develops and maintains a seismic data bank for the oil and gas industry, Helm Resources, Inc., a company traded on the OTC Bulletin Board that provides management, financial and asset based lending services and Micros-to-Mainframes, Inc., a company quoted on the Nasdaq National Market that is a provider and systems integrator of advanced technology communications products and Internet services. From 1986 to 1989, Mr. Lerner was General Counsel to The Geneva Companies, which provides merger and acquisition services to privately-owned middle market companies, and from 1989 to 1990 was General Counsel to Hon Development Company, a southern California real estate development company. Mr. Lerner is a Class II director of the Company whose term expires in 2000.

     VINCENT A. CARRINO has been a director since January 1995. Mr. Carrino founded Brookhaven Capital Management, Inc., an investment management company headquartered in Menlo Park, California, in 1986 and has been its President since that date. Mr. Carrino is also a director of Cash Technologies, Inc., a company quoted on the Nasdaq SmallCap Market that provides bulk coin processing services. Mr. Carrino is a Class III director of the Company whose term expires in 2001.

     MARC W. JOSEFFER has been a director of the Company since May 1994 and was employed by the Company in various management positions from May 1994 through October 1996. For more than five years prior thereto, he was Vice President and a principal shareholder of D.A.M.S.L. Corp., a privately-owned company engaged in the rental-purchase industry. D.A.M.S.L. Corp. was acquired by the Company in May 1994, at which time Mr. Joseffer was elected a director of the Company by the Board. Mr. Joseffer is a Class II director of the Company whose term expires in 2000.

     PAUL N. UPCHURCH has been a director since February 1998. Mr. Upchurch was President and Chief Executive Officer of Champion from April 1989 through February 1998. Prior to his employment with Champion, Mr. Upchurch was a practicing attorney in Daytona Beach, Florida. Mr. Upchurch is a Class II director of the Company whose term expires in 2000.

     JEFFREY A. CONWAY was employed by the Company as a financial advisor from February 1992 through September 1992 and in October 1992 was appointed Vice President and Chief Financial Officer. He served as Chief Financial Officer of Rentclub, Inc., a 17 store rental-purchase chain, from June 1990 through November 1991. From 1979 through June 1987 and from July 1987 to October 1989, Mr. Conway was employed by the independent accounting firms of Coopers & Lybrand and Ernst & Young, respectively, as an Audit Manager. Mr. Conway is a certified public accountant.

     RONALD D. DEMOSS was elected Vice President and General Counsel of the Company in February 1996. From June 1990 through November 1995, Mr. DeMoss was employed as a corporate counsel for Rent-A-Center and, in such capacity, was involved in the enactment of rental-purchase legislation in 11 states. During 1995, Mr. DeMoss also served as Rent-A-Center's Director of Government Relations. Since 1996, Mr. DeMoss has served on the Board of Directors of APRO and on its executive committee. Mr. DeMoss also serves on APRO's Government Relations Committee. From 1981 through 1990, Mr. DeMoss was a practicing attorney in Wichita, Kansas.

     KIRK R. SMITHEE was hired by the Company in November 1995 as a regional manager, in July 1996 was named a director of operations and in October 1997 was promoted to Vice President-Operations. From September 1987 through September 1995, Mr. Smithee served in various management positions with Rent-A-Center, including field training manager, district manager and regional manager.

     Additional information regarding Messrs. Ryan and Fagenson appears under the caption "Election of Directors" in this Proxy Statement.

MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors has standing Audit, Compensation, Stock Option and Executive Committees. The Board does not have a Nominating Committee. The Board of Directors held nine meetings in fiscal year 1998. Each director attended at least 75% of meetings of the full Board and meetings of committees on which each served.

     The Audit Committee consists of Messrs. Carrino, Fagenson and Lerner. The Audit Committee ratifies the selection of the independent auditors, reviews the arrangements for and scope of the annual audit and reviews the results of such audit, inquires into important internal control, accounting and financial reporting matters, reviews potential conflict of interest situations, as appropriate, and reports and make recommendations to the full Board, as appropriate. The Audit Committee had two meetings in fiscal year 1998.

     The Compensation Committee consists of Messrs. Fagenson and Lerner. The Compensation Committee reviews the Company's compensation policies, reviews and approves the compensation of executive officers. The Compensation Committee had four meetings in fiscal year 1998.

     The Stock Option Committee consists of Messrs. Fagenson and Lerner. The Stock Option Committee administers the Company's 1992 and 1995 Stock Option Plans and otherwise administers and oversees the grant of stock options by the Company. The Stock Option Committee had three meetings in fiscal year 1998.

     The Executive Committee consists of Messrs. Ryan and Morgenstern. The Executive Committee meets between regular Board meetings to consider items of general concern to the Company. In addition, it recommends nominees to the Board, sets the compensation of senior management (other than executive officers), approves locations for and timing of new store openings, and takes such further action as appropriate for the Company to properly function between Board meetings (subject to ratification or approval of the full Board, as appropriate). The Executive Committee had four meetings in fiscal year 1998.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company (Messrs. Carrino, Fagenson, Joseffer and Lerner) receive $2,500 for each Board meeting attended in person and $500 for each meeting attended by telephone and an annual retainer of $5,000, payable quarterly, and are reimbursed for their out-of-pocket expenses incurred for attendance at meetings of directors and shareholders. Mr. Lerner receives no compensation for serving as Secretary to the Company. Non-employee directors who serve as chairman of one of the Board's standing committees receive an additional annual retainer of $5,000, payable quarterly. Non-employee directors are also entitled to participate under the Company's 1992 and 1995 Stock Option Plans. During fiscal year 1998, pursuant to the 1995 Stock Option Plan, non-employee directors of the Company received the following option grants: (i) on December 17, 1997, in return for services rendered, Mr. Carrino received a grant of 30,000 options, vesting one-half on the first anniversary of the grant date and one-half on the second anniversary of the grant date at an exercise price of $19.87 per share (which was the closing price of the Company's Common Stock on the Nasdaq National Market on the grant date) and (ii) on June 2, 1998, Mr. Upchurch received a grant of 10,000 options, which vested immediately, at an exercise price of $30.25 per share (which was the closing price of the Company's Common Stock on the Nasdaq National Market on the grant date). Directors who are employees of the Company receive no additional compensation for their services as directors.

EXECUTIVE COMPENSATION

     The following table discloses compensation for the years ended September 30, 1996, 1997 and 1998 received by the Chairman of the Board and the President and Chief Executive Officer of the Company and by those executive officers of the Company who served as such at the close of the fiscal year ended September 30, 1998 (the "Named Executive Officers").

                                                                                        LONG-TERM
                                                              ANNUAL                   COMPENSATION
                                                         COMPENSATION (1)                 AWARDS
                                                         ----------------                ------
                                                                                        SECURITIES
                                                                                        UNDERLYING          OTHER
NAME AND PRINCIPAL POSITION           YEAR         SALARY ($)        BONUS ($)          OPTIONS (#)      COMPENSATION
---------------------------           ----         ----------        ---------          -----------      ------------
Gerald A. Ryan                        1998          $150,000          $132,445                --
  Chairman of the Board               1997           150,000            72,221            60,000
                                      1996           122,600            13,750                --

William E. Morgenstern                1998          $240,000          $269,926                --
  President and Chief                 1997           240,000           149,506            55,000          $181,021(2)
  Executive Officer                   1996           181,000            14,000                --

Jeffrey A. Conway                     1998          $120,000          $144,000                --
  Vice President and Chief            1997           120,000            97,250            27,000
  Financial Officer                   1996            90,000             5,250                --

Kirk R. Smithee                       1998          $160,000          $ 55,000            30,000
  Vice President-Operations

Ronald D. DeMoss                      1998          $100,700          $ 10,000             5,000
  Vice President and                  1997           100,700             7,000             3,000
  General Counsel                     1996            95,000            25,000            30,000

---------------------

(1) Except as set forth above, the Named Executive Officers did not receive any annual compensation not properly characterized as salary or bonus, except for certain perquisites or other benefits the aggregate incremental cost of which to the Company did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each such officer. The Company has a medical and health benefits plan and provides term life insurance for its employees, however, such plans do not discriminate in scope, terms or operation in favor of executive officers or directors and are generally available to all salaried employees. The Company has a 401(k) plan but does not have any other pension plan or any long-term incentive plan.

     (2) Represents withholding taxes that the Company became obligated to pay in connection with Mrs. Morgenstern's exercise of 60,000 stock options in May 1997. In return, Mr. Morgenstern surrendered stock options to the Company for cancellation.


EMPLOYMENT AGREEMENTS

     During the 1998 fiscal year, Mr. Ryan served as Chairman of the Board under an employment agreement with the Company which commenced October 1, 1995 and expired September 30, 1998. As of October 1, 1998, the Company entered into a new employment agreement with Mr. Ryan pursuant to which he serves as Chairman of the Board of the Company for a term that commenced October 1, 1998 and continues to September 30, 2001, unless earlier terminated in accordance with its terms. The term of the new employment agreement is automatically extended for two year periods beginning on the date which is one year prior to September 30, 2001 and each anniversary of such date, unless either party gives notice at least 60 days prior to any such date that the term shall not be extended. Under the new employment agreement, Mr. Ryan receives annual salary of $150,000 (subject to annual cost of living increases and an annual review by the Compensation Committee of the Board of Directors) and is eligible to receive an annual bonus in an amount determined by the Board of Directors. Mr. Ryan is also eligible to participate in the Company's employee benefit plans and to receive fringe benefits made generally available to senior management.

     During the 1998 fiscal year, Mr. Morgenstern served as President and Chief Executive Officer under an employment agreement with the Company which commenced October 1, 1995 and expired September 30, 1998. As of October 1, 1998, the Company entered into a new employment agreement with Mr. Morgenstern pursuant to which he is employed full-time as the President and Chief Executive Officer of the Company for a term that commenced October 1, 1998 and continues to September 30, 2001, unless earlier terminated in accordance with its terms. The term of the new employment agreement is automatically extended for two year periods beginning on the date which is one year prior to September 30, 2001 and each anniversary of such date, unless either party gives notice at least 60 days prior to any such date that the term shall not be extended. Under the new employment agreement, Mr. Morgenstern receives an annual salary of $300,000 and is eligible to receive annual bonuses in amounts determined by the Board of Directors. Mr. Morgenstern's salary for the second and third years of the employment agreement shall be increased over the salary payable in the previous year by 5% for each 10% increase in total revenues of the Company over the total revenues of the Company reported in the previous fiscal year. Mr.

Morgenstern's salary is also subject to annual review by the Compensation Committee of the Board of Directors and, following the third year of the employment agreement, is subject to annual cost of living increases. Mr. Morgenstern is also eligible to participate in the Company's employee benefit plans and to receive fringe benefits made generally available to senior management.

     During the 1998 fiscal year, Mr. Conway served as Vice President and Chief Financial Officer under an employment agreement with the Company which commenced October 1, 1995 and expired September 30, 1998. As of October 1, 1998, the Company entered into a new employment agreement with Mr. Conway pursuant to which he is employed full-time as the Vice President and Chief Financial Officer of the Company for a term that commenced October 1, 1998 and continues to September 30, 2001, unless earlier terminated in accordance with its terms. The term of the new employment agreement is automatically extended for two year periods beginning on the date which is one year prior to September 30, 2001 and each anniversary of such date, unless either party gives notice at least 60 days prior to any such date that the term shall not be extended. Under the new employment agreement, Mr. Conway receives an annual salary of $180,000 and is eligible to receive annual bonuses in amounts determined by the Board of Directors. Mr. Conway's salary for the second and third years of the employment agreement shall be increased over the salary payable in the previous year by 5% for each 10% increase in total revenues of the Company over the total revenues of the Company reported in the previous fiscal year. Mr. Conway's salary is also subject to annual review by the Compensation Committee of the Board of Directors and, following the third year of the employment agreement, is subject to annual cost of living increases. Mr. Conway is also eligible to participate in the Company's employee benefit plans and to receive fringe benefits made generally available to senior management.

     The Company has entered into an employment agreement with Mr. DeMoss pursuant to which he is employed full-time as the Vice President and the General Counsel of the Company for a term that commenced on January 15, 1996. Under the employment agreement, as of January 15, 1998, Mr. DeMoss' employment continues on a revolving 12 month basis, such 12-month period commencing on the first day of the month next succeeding January 15, 1998 and continuing thereafter commencing on the first day of each succeeding month, until terminated. Under the employment agreement, Mr. DeMoss receives an annual salary, is eligible to receive a annual bonus in an amount determined by the Board of Directors and is eligible for reimbursement of certain expenses. As of January 1, 1999, Mr. DeMoss' annual salary under the employment agreement was increased by the Board of Directors to $150,000. Mr. DeMoss is also eligible to participate in the Company's employee benefit plans in accordance with the terms of such plans.

STOCK OPTIONS

     The following table sets forth information concerning stock option grants made to the Named Executive Officers in the fiscal year ended September 30, 1998:


                                                   OPTION GRANTS


                                                    Individual Grants
                         ------------------------------------------------------------------
                           Number of          % of Total                                                    Potential Realizable
                          Securities             Options                                                   Value at Assumed Annual
                          Underlying           Granted to                                                    Rates of Stock Price
                            Options           Employees in      Exercise Price   Expiration                    Appreciation for
         Name             Granted (#)          Fiscal Year          ($/sh)          Date                        Option Term ($)
         ----             -----------          -----------      --------------   ----------                -----------------------
                                                                                                          5%                  10%
                                                                                                          --                  ---
Ronald D. DeMoss               5,000               0.9              23.19          3/24/03              32,050              72,900
Kirk R. Smithee               30,000               5.3              23.19          3/24/03             192,075             424,575

\                                      -11-




     The following table sets forth information concerning stock option exercises by the Named Executive Officers during the fiscal year ended September 30, 1998 and the number of shares and the value of options outstanding as of September 30, 1998 for each such officer:



                         AGGREGATE OPTION EXERCISES AND
                     OPTION VALUES AS OF SEPTEMBER 30, 1998

                                                                       Number of Securities
                                                                            Underlying                   Value of Unexercised
                                                                       Unexercised Options at          In-the-Money Options at
                                                                            9/30/98 (#)                     9/30/98 ($)(1)
                                                                 ------------------------------    --------------------------------
                                 Shares
                               Acquired on        Value
                Name           Exercise (#)     Realized($)      Exercisable      Unexercisable    Exercisable        Unexercisable
                ----           ------------     -----------      -----------      -------------    -----------        -------------
Gerald A. Ryan                    37,500        $  474,094         103,000            20,000        $1,673,125        $  305,000
William E. Morgenstern                --                --         154,750            18,333         2,355,643           279,578
Jeffrey A. Conway                 21,853           535,410          48,000             9,000           780,750           137,250
Ronald D. DeMoss                   8,100           137,125          14,150            12,750           198,934           142,079
Kirk R. Smithee                    7,375            97,558           8,625            47,000            28,078           305,094

---------------------

(1) Based on the closing sales price of the Common Stock on the Nasdaq National Market of $24.625 per share on September 30, 1998, less the exercise price.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors reviews and approves compensation levels and benefit plans and policies applicable to senior management of the Company, including the Chief Executive Officer and other executive officers of the Company, and submits its recommendations to the Board of Directors for ratification.

     The Company's compensation policies are designed (a) to attract and retain individuals of the best quality available in the rental-purchase industry, (b) to motivate and reward these individuals based on corporate and individual performance, and (c) to align the interests of these individuals with the interests of the shareholders of the Company through stock-based incentives. Consistent with the above-stated philosophy, senior management compensation generally consists of three components: base salary, bonus and incentive awards in the form of stock options. Salary levels for senior management are determined generally on the basis of pay practices of comparable companies in the rental-purchase industry. Bonuses are determined by considering performance during and over the course of each performance year. Decisions with respect to the size and timing of bonus payments are made by reference to both Company and individual performance factors and there is no target, cap or floor regarding the amount of any bonus. Stock option awards are made to senior management in order to link a portion of compensation directly to the value of the Company's Common Stock. Because the Company does not grant discounted stock options nor reprice outstanding options, the ultimate value of the options depends entirely on future appreciation in the Company's Common Stock. Because the Company desires to hire and retain senior managers of the best quality available in the rental-purchase industry, its compensation levels will generally be at or above those of its competitors.

     Compensation of the Company's Chief Executive Officer, William E. Morgenstern, is determined annually by the Compensation Committee based on Company performance, both relative to its competitors in the rental-purchase industry and overall, and based on Mr. Morgenstern's performance, and is then approved by the Board of Directors. In determining the level of base salary and bonus to be paid Mr. Morgenstern in fiscal year 1998, the Compensation Committee considered both the value of Mr. Morgenstern to the Company and pay practices for comparable performance in the rental-purchase industry. For fiscal year 1998, Mr. Morgenstern's base salary remained at $240,000. However, Mr. Morgenstern received total bonuses of $269,926, an increase from the bonus awarded him for fiscal year 1997 of $149,506. The increase in bonus is attributable to the Company's growth in total stores, revenues and earnings per share during fiscal year 1998 and Mr. Morgenstern's integral role in bringing about these results.

     The Compensation Committee recommended, and the Board of Directors approved, a new employment agreement for Mr. Morgenstern to be effective as of October 1, 1998. Under this new employment agreement, Mr. Morgenstern's salary is subject to increase for the 2000 and 2001 fiscal years based on increases in the Company's total revenues. The Compensation Committee believes that linking Mr. Morgenstern's salary to total revenues rewards Mr. Morgenstern for the

Company's success to date in fiscal year 1999 and motivates him to continue to pursue growth opportunities for the Company in future fiscal years.


                                                     Robert B. Fagenson
                                                     William Lerner


PERFORMANCE GRAPH

     The following graph compares for the five-year period ended September 30, 1998, the cumulative total shareholder return for the Company, the Total Return Index for the Nasdaq Stock Market (U.S. companies) (the "Nasdaq Composite Index"), and a group consisting of publicly-traded rental-purchase companies (the "Industry Group"). The graph assumes that $100 was invested on September 30, 1993 in the Common Stock of the Company, the Nasdaq Composite Index and the Industry Group, and assumes reinvestment of dividends. The Industry Group for fiscal year 1994 and 1995 consisted of Aaron Rents, Inc. and Advantage Companies, Inc. For fiscal year 1996, Renters Choice, Inc. was added to the Industry Group. For fiscal year 1997, Advantage Companies, Inc. was dropped from the Industry Group (as a result of its acquisition by Thorn Americas, Inc., a non-reporting company) and Alrenco, Inc. was added. For fiscal year 1998, Alrenco, Inc. was dropped from the Industry Group (since on September 1, 1998 the Company and Alrenco, Inc. announced the signing of a merger agreement) and Rainbow Rentals, Inc. was added. The stock price performance shown on the following graph is not necessarily indicative of future price performance.



                 [INSERT GRAPH PLOTTED FROM DATA IN TABLE BELOW]


                     9/30/93    9/30/94    9/30/95    9/30/96    9/30/97    9/30/98
                     -------    -------    -------    -------    -------    -------
Rent-Way, Inc.         100        129        193        257        430        501

Nasdaq
Composite Index        100        100        137        161        221        222

Industry Group         100         94        166        218        260        253

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended September 30, 1998, Robert B. Fagenson and William Lerner served as the members of the Compensation Committee. Other than Mr. Lerner, who is Secretary of the Company, no person who served as a member of the Company's Compensation Committee during the fiscal year ended September 30, 1998 was (i) an officer or employee of the Company during such fiscal year or
(ii) formerly an officer of the Company. No executive officer of the Company served as a member of the compensation or similar committee or Board of Directors of any other entity an executive officer of which served on the Compensation Committee or Board of Directors of the Company.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information concerning the shares of Common Stock beneficially owned by (i) each beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company; (iii) the Named Executive Officers of the Company; and (iv) the directors and executive officers of the Company as a group. This information is presented as of February 1, 1999. Except as otherwise noted, the Company believes that the persons listed below have sole investment and voting power with respect to the shares of Common Stock beneficially owned by them.

                                                         Shares
                                                      Beneficially      Percent
   Name and Address of Beneficial Owner (1)             Owned (2)      of Class
   ----------------------------------------             ---------      --------
Gerald A. Ryan (3) ............................          465,026          2.2%

William E. Morgenstern ........................          500,520          2.4

William Lerner ................................           48,000           *

Vincent A. Carrino ............................           55,000           *

Robert B. Fagenson (4) ........................          204,000           1

Marc W. Joseffer ..............................           85,942           *

Paul N. Upchurch ..............................           20,035           *

Jeffrey A. Conway .............................          122,353           *

Ronald D. DeMoss ..............................           25,650           *

Kirk R. Smithee ...............................           17,125           *

Directors/Executive Officers as a group
(10 persons) ...................................       1,543,651          7.1

GDJ, Jr. Investments, Limited Partnership(5) ..        1,396,440          6.6
Bank of America Center
101 Convention Center Drive
Suite 850
Las Vegas, Nevada 89109

Michael D. Walts(6) ...........................        1,293,600          6.1
1700 State Street
New Albany, Indiana 47150

Massachusetts Mutual Life Insurance
Company and affiliates (7) ....................          803,294          3.6
1295 State Street
Springfield, Massachusetts 01111

Putnam Investments, Inc. ......................
and affiliates (8)                                     1,215,317          5.7
One Post Office Square
Boston, Massachusetts 02109

-----------------------------
* Less than 1%

(1) Unless otherwise indicated, the address for all persons listed above is c/o Rent-Way, Inc., One RentWay Place, Erie, Pennsylvania 16505.

(2) Includes shares issuable upon exercise of stock options and warrants which are currently exercisable or which will become exercisable within 60 days.

(3) Includes 100,000 shares owned by the Ryan Children's Trust of 1993, of which Mr. Ryan is sole trustee.

(4) Includes 6,000 shares owned by the Fagenson & Co., Inc. Employee Pension Plan and Trust, of which Mr. Fagenson is a co-trustee.

(5) GDJ, Jr. Investments, Limited Partnership has filed a Schedule 13D with respect to its ownership of Common Stock of the Company on behalf of itself, GDJ, Jr. Investment Corporation, George D. Johnson, Jr. and Daniel
     C. Breeden, Jr. The beneficial ownership information presented is based on the Schedule 13D.

(6) Michael D. Walts has filed a Schedule 13D with respect to his ownership of Common Stock of the Company. The beneficial ownership information presented is based on the Schedule 13D.

(7) Includes 105,000 shares of Common Stock issuable on the exercise of certain warrants and 74,794 shares issuable on conversion of $1,000,000 of the Company's 7% Convertible Subordinated Debentures due 2007. Massachusetts Mutual Life Insurance Company, MassMutual Corporate Investors, MassMutual Participation Investors, MassMutual Corporate Value Partners Ltd. and MassMutual High Yield Partners have filed a Schedule 13G with respect to their ownership of Common Stock of the Company. The beneficial ownership information presented is based on the Schedule 13G.

(8) Putnam Investments, Inc., Marsh & McLennan Companies, Inc., Putnam Investment Management, Inc. ("PIM") and the Putnam Advisory Company, Inc. ("PAC") have filed a Schedule 13G with respect to Common Stock of the Company owned by PIM and PAC. The beneficial ownership information presented is based solely on the Schedule 13G.


                    CERTAIN TRANSACTIONS INVOLVING MANAGEMENT

     In connection with the acquisition of D.A.M.S.L. Corp. in May 1994, the Company entered into a consulting agreement and non-compete agreement with Marc
W. Joseffer, a director of the Company. Mr. Joseffer receives payments from the Company under a five-year consulting agreement which expires on May 18, 1999. Annual payments to Mr. Joseffer for each year of such consulting agreement are $132,000, $120,000, $144,000, $132,000 and $192,000, respectively. Under the terms of the non-compete agreement entered into by Mr. Joseffer, he receives monthly payments from the Company of $2,143, which monthly payments continue through March 1999.

     The Company leases two store locations from Mr. Joseffer or a company controlled by him. The Company paid $87,191 in rent and related amounts under such leases for the years ended September 30, 1998. The Company believes the lease rate and terms, which include the Company's obligation to pay real estate taxes, are similar to those obtainable on an arms'-length basis.

                 PROPOSAL TO APPROVE THE 1999 STOCK OPTION PLAN

     The Company is asking for shareholder approval of the 1999 Stock Option Plan (the "1999 Plan"), which was adopted by the Board of Directors on February 8, 1999. The affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon is required for approval of the 1999 Plan. Any grants made under the 1999 Plan will be canceled unless the shareholders approve the 1999 Plan. The full text of the 1999 Plan is attached to this Proxy Statement as Exhibit A. The following description of the 1999 Plan is qualified in its entirety by reference to such text.

GENERAL

     Of the 600,000 and 2,000,000 shares authorized for issuance under the Company's 1992 and 1995 Stock Option Plans, approximately 73,284 shares and 501,823 shares, respectively, remain available for issuance. Given the doubling in the number of employees of the Company as a result of the Company's merger with Home Choice Holdings, Inc. in December 1998, and the Company's practice of making broad-based grants of options to incentivize its employees, additional shares are needed for the grant of options. The Board of Directors has determined to adopt the 1999 Plan to provide these additional shares for the grant of options.

GRANTS UNDER 1999 PLAN

     As of February 8, 1998, the Stock Option Committee of the Board of Directors granted options under the 1999 Plan, subject to shareholder approval, to each of William E. Morgenstern, President and Chief Executive Officer of the Company and Jeffrey A. Conway, Vice President and Chief Financial Officer of the Company. Mr. Morgenstern received options to acquire 375,000 shares of the Company's Common Stock and Mr. Conway received options to acquire 175,000 shares of the Company's Common Stock, each at an exercise price of $27.88, which was the closing price of the Company's Common Stock on the NYSE on the date of grant. The options granted to Messrs. Morgenstern and Conway vest and become exercisable as to 20% of such options in each year over a period of five years, subject, however, to the Committee's discretion to accelerate vesting. A vote to approve the 1999 Plan also constitutes a vote to approve the option grants to Messrs. Morgenstern and Conway. In the event shareholder approval of the 1999 Plan is not obtained, the grants to Messrs. Morgenstern and Conway thereunder will be canceled.

PURPOSE

     The 1999 Plan is intended to provide long term incentives and rewards to directors, officers and other key employees or persons responsible for the success and growth of the Company, to attract and retain such persons on a competitive basis and to associate the interests of such persons with those of the Company.

DURATION, MODIFICATION AND TERMINATION OF THE 1999 PLAN

     The Company's Board of Directors and the Compensation Committee, or other committee designated to administer the 1999 Plan, may at any time and from time to time alter, amend, suspend or terminate the 1999 Plan in whole or in part, except that no amendment may adversely affect any of the material rights of any optionee, without such optionee's consent, under any option theretofore granted under the 1999 Plan. The power to grant options under the 1999 Plan will automatically terminate ten years following the approval of the 1999 Plan by the shareholders of the Company, or March 10, 2009. In the event that the 1999 Plan is terminated, any unexercised options shall continue to be exercisable in accordance with their terms and the terms of this 1999 Plan in effect immediately prior to such termination; provided, however, that in no event may any option be exercised more than ten years from its date of grant.

ADMINISTRATION

     The 1999 Plan provides that it is to be administered by the Compensation Committee of the Board of Directors or such other committee as the Board of Directors may designate (the "Committee"). The Board has designated the Stock Option Committee of the Board to administer the 1999 Plan. The Committee will consist of not less than two members of the Board of Directors who are "non-employee directors" (as defined in Rule 16b-3 under the Exchange Act) and hold office until resignation or removal. Subject to the requirements set forth above, the Board of Directors has the authority to remove and add members of the Committee and fill all vacancies. The Committee has the authority in its sole discretion, subject to and not inconsistent with the express provisions of the 1999 Plan, to administer the 1999 Plan and to exercise all the powers and authorities either specifically granted to it under the 1999 Plan or necessary or advisable in administration of the 1999 Plan, including, without limitation, the authority to grant and to modify options, to determine the persons to whom and the time or times at which options shall be granted, to determine the type and number of options to be granted and the terms, conditions and restrictions relating to any option, to determine whether, to what extent, and under what circumstances an option may be settled, cancelled, forfeited, exchanged or surrendered, to construe and interpret the 1999 Plan and any option, to prescribe, amend and rescind rules and regulations relating to the 1999 Plan, to determine the terms and provisions of agreements evidencing options granted under the 1999 Plan, to correct any defect, supply any deficiency and reconcile any inconsistency in the 1999 Plan or any option granted under the 1999 Plan, to amend the 1999 Plan, and to make all other determinations deemed necessary or advisable for the administration of the 1999 Plan. The Committee may designate one or more persons to implement its rules, regulations and determinations made with respect to the 1999 Plan, to execute and deliver instruments and documents related thereto and take certain other actions.

     All decisions, determinations and interpretations of the Committee are final and binding on all persons, including the Company, any optionee (or any person claiming any rights under the 1999 Plan from or through any optionee). The Committee, from time to time, and whenever requested, will report to the Board on its administration of the 1999 Plan and the actions it has taken. All expenses of administering the 1999 Plan will be paid by the Company.

SECURITIES OFFERED UNDER THE 1999 PLAN

     The 1999 Plan authorizes the offer and sale of 2,500,000 shares of Common Stock pursuant to the exercise of stock options. The shares of Common Stock to be purchased pursuant to the exercise of options under the 1999 Plan will be issued from either authorized and unissued shares of Common Stock or any issued shares of Common Stock reacquired by the Company, including shares of Common Stock purchased in the open market, in private transactions or otherwise. In the event any shares subject to an option are forfeited, cancelled, exchanged or surrendered or if an option otherwise terminates or expires without a distribution of shares to the optionee, the shares of Common Stock with respect to such option will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for grants of options under the 1999 Plan.

ELIGIBILITY

     Persons eligible for the grant of options under the 1999 Plan are the officers, directors (including non-employee directors) and employees of the Company, and other persons responsible for the success of the Company in the sole discretion of the Committee. There are approximately 1200 persons eligible for the grant of options under the 1999 Plan. The Committee determines those persons to whom and the time or times at which options shall be granted, the type and number of options to be granted and the terms, conditions and restrictions relating to any option. Under the 1999 Plan, no participant may be granted options to acquire more than 500,000 shares of Common Stock in any year.

OPTION AGREEMENTS

     Stock options granted pursuant to the 1999 Plan will be evidenced by a written stock option agreement, instrument or certificate ("Option Agreement") in such form and containing such terms and conditions as the Committee from time to time approve, subject to the 1999 Plan. Each Option Agreement will state the number of shares to which it relates, whether the option constitutes an incentive stock option ("ISO") qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or a non-qualified stock option, and the option price. In the case of an ISO granted to a person owning more than 10% of the voting stock of the Company, the option price will not be less than 110% of the fair market value of the Common Stock on the date of grant. The fair market value of the Common Stock as of a particular date means the closing price of a share of Common Stock as reported on the NYSE on the last preceding day on which such shares of Common Stock were sold.

     An Option Agreement may require that the optionee agree to remain in the employ of, or otherwise maintain his, her or its relationship with, the Company for a specified period of time from the date of grant of the option. The 1999 Plan and any Option Agreement will confer no right on any person to continue in the employ of or to be entitled to any remuneration or benefits not set forth in the 1999 Plan or any Option Agreement or otherwise limit the Company's right to terminate the optionee's employment with or service to the Company.

PAYMENT FOR COMMON STOCK OFFERED UNDER THE 1999 PLAN

     Payment for Common Stock purchased pursuant to the exercise of options granted under the 1999 Plan is to be made in full, at the time of exercise (i) in cash, or (ii) in shares of Common Stock already owned by the optionee having a fair market value equal to the option exercise price or in a combination of cash and shares of Common Stock or (iii) in the sole discretion of the Committee, through a cashless exercise procedure whereby the optionee pays the exercise price by directing that shares of Common Stock otherwise deliverable on exercise of the option be withheld, or through delivery of a notice instructing the Company to deliver the shares of Common Stock deliverable upon exercise of the option to a broker against delivery by the broker of the exercise price in cash or through a promissory note. All required state and federal withholding taxes are also payable by the optionee.

TERM AND EXERCISE OF OPTIONS

     The Committee has discretion to determine the term of an option; provided, however, that under the 1999 Plan an option may never be exercised more than 10 years from its date of grant. In the case of an ISO granted to a person owning more than 10% of the voting stock of the Company, the term may not exceed five years from the date of grant.

Options may be exercised in full at any time or in part from time to time in accordance with the 1999 Plan and the provisions of any applicable Option Agreement. The Committee may require in its discretion that any option granted becomes exercisable only in installments or after some minimum period of time, or both. The Committee has the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An option is exercised under the 1999 Plan by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the option is being exercised. Options may not be transferred by an optionee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of an optionee only by such optionee or such optionee's guardian or legal representatives.

     With respect to ISOs, the aggregate fair market value (determined as of the date the ISO is granted) of the shares of Common Stock with respect to which ISOs granted under this 1999 Plan and all other plans of the Company become exercisable for the first time by each optionee during any calendar year may not exceed $100,000.

EFFECT OF TERMINATION OF EMPLOYMENT, DISABILITY, DEATH

     The Committee has exclusive authority to determine if, and for how long, and under what conditions any option may be exercised after termination of an optionee's employment with or service to the Company, including by reason of the optionee's death; provided, however, that in no event will an option continue to be exercisable beyond the expiration date of such option.

CERTAIN ADJUSTMENTS

     In the event the Committee determines that any dividend or other distribution (whether in the form of cash, stock or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of optionees under the 1999 Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of stock of the Company which may thereafter be issued in connection with options, (ii) the number and kind of shares of stock of the Company issued or issuable in respect of outstanding options, and (iii) the exercise price, grant price or purchase price relating to any option. With respect to ISOs, any such adjustments will be made in accordance with the applicable requirements of the Code.

     No person has any claim to be granted any option under the 1999 Plan and there is no obligation for uniformity of treatment among optionees. No optionee nor any transferee of an option has any rights as a shareholder with respect to any shares of Common Stock covered by an option until the date of issuance of a stock certificate for such shares.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discusses certain of the federal income tax consequences associated with (i) the grant of a stock option under the 1999 Plan, (ii) the exercise of such option and (iii) the disposition of shares received upon the exercise of an option. This description of tax consequences is based upon present federal tax laws and regulations, but does not purport to be a complete description of the federal income tax consequences under the 1999 Plan.

     Non-Qualified Stock Options. The grant of a non-qualified stock option (including any option that exceeds the limitations on incentive stock options described below) to an optionee will not be a taxable event so long as the option does not have a readily ascertainable fair market value. Options granted pursuant to the 1999 Plan will not be regarded as having a readily ascertainable fair market value. Accordingly, the optionee will not be subject to any income tax consequences with respect to such option unless and until the option is exercised.

     Upon the exercise of a non-qualified stock option, the optionee generally will recognize ordinary compensation income equal to the "spread" between the exercise price and the fair market value of the shares of Common Stock on the date of exercise. Generally, the Company will be entitled to a federal income tax deduction in the amount of the "spread" recognized by the optionee as ordinary compensation income. However, if the Common Stock received by the optionee is not "vested"--that is, the optionee's right to enjoy the full benefits of ownership of the Common Stock is conditioned on rendering further services or is subject to other restrictions that constitute a substantial risk of forfeiture--then the optionee will not be required to include such "spread" in income upon exercise, unless the optionee elected to do so under Section 83(b) of the Code.

     On the delivery by an optionee of shares of Common Stock already owned by the optionee as payment for the exercise price of a non-qualified stock option, the number of shares received on exercise of the option equal to the number of shares of Common Stock surrendered is a tax-free exchange with no resulting recognition of income to the optionee. Any additional shares the optionee receives on exercise of the option in excess of the number of shares surrendered will be recognized by the optionee as ordinary compensation income in an amount equal to the fair market value of such shares. The tax basis of the shares received on surrender of the previously owned shares of Common Stock is the tax basis of the shares so surrendered, and the tax basis of the additional shares received is the amount recognized as ordinary compensation income by the optionee, that is, the fair market value of such additional shares.

     The payment by an optionee of the exercise price of a non-qualified stock option by means of surrender of the existing option will result in the optionee recognizing ordinary compensation income on the "spread" between the exercise price of the option surrendered and the fair market value of the shares of Common Stock on the date of exercise. Generally, the Company will be entitled to a deduction in the amount of this "spread." The tax basis of the shares of Common Stock the optionee receives on exercise will be the fair market value of such shares on the date of exercise.

     The amount and character (whether long-term or short-term) of any gain or loss realized on a subsequent disposition of Common Stock by the optionee generally will depend on, among other things, whether such disposition occurred before or after such Common Stock vested, whether an election under Code Section 83(b) with respect to such shares had been made, and the length of time such shares were held by the optionee.

     Incentive Stock Options. Pursuant to the Code, ISOs may be granted only to employees of the Company. There are no federal income tax consequences associated with the grant of an ISO to an employee. However, in contrast to the exercise of a non-qualified stock option, the exercise of an ISO will not cause an employee to recognize taxable income for regular income tax purposes. If the employee holds the shares acquired upon exercise of the ISO for a minimum of two years from the date of the grant of the ISO, and for at least one year after exercise, any gain realized on the subsequent sale or exchange of such shares generally will be treated as long-term capital gain. If the shares are sold or otherwise disposed of prior to the expiration of such periods (a "disqualifying disposition"), then a portion of any gain recognized by the employee which would otherwise be characterized as capital gain will instead be taxable as ordinary compensation income and the Company would be entitled to a federal income tax deduction in such amount. The amount of such gain which would be characterized as ordinary income will not exceed an amount equal to the excess of (i) the fair market value of such shares as of the date the option was exercised over (ii) the amount paid for such shares. Any loss recognized upon a taxable disposition of the shares generally will be characterized as a capital loss.

     On the delivery by an optionee of shares of Common Stock already owned by the optionee as payment of the exercise price of an ISO, the number of shares received on exercise of the ISO equal to the shares of the Common Stock surrendered is a tax-free exchange with no resulting recognition of income to the optionee. Any additional shares the optionee receives on exercise of the ISO in excess of the number of shares surrendered will be treated as the exercise of an ISO and will not cause the optionee to recognize taxable income for regular income tax purposes. The tax basis of the shares received on surrender of the previously owned shares of Common Stock is the tax basis of the shares so surrendered, and the basis of any additional shares received on exercise of the ISO is the amount of any cash or other property paid on such exercise. However, if stock received on exercise of an ISO is used in connection with the exercise of an ISO when the holding period with respect to such stock is not met, such use will be considered a disqualifying disposition.

     The payment by an optionee of the exercise price of an ISO by means of surrender of such ISO will result in the optionee recognizing ordinary compensation income on the spread between the exercise price and the fair market value with respect to that number of options so surrendered less the number of options exercised for shares. Generally, the Company will be entitled to a deduction in the amount of this "spread." The tax basis of the shares of Common Stock the optionee receives on exercise of the option in this manner will be the amount paid for such shares.

     Withholding Taxes. The Company may require any optionee or such other person entitled to receive shares of Common Stock pursuant to the exercise of an option, to pay to the Company the amount of any taxes which the Company may be required to withhold before delivery to such optionee or other person of a certificate representing such option shares. Each optionee shall have the right to pay any or all required withholding taxes by delivering to the Company shares of Common Stock already owned. The Company may authorize the optionee to pay any or all required withholding taxes by directing that shares otherwise deliverable upon exercise of the option be withheld.

     On any disqualifying disposition of shares of Common Stock acquired pursuant to the exercise of an ISO, the Company shall have the right to require the payment of the amount of any taxes which are required by law to be withheld with respect to such disqualifying disposition. The optionee has the right to pay any or all of such required withholding taxes by delivering to the Company shares of Common Stock already owned.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
                             1999 STOCK OPTION PLAN

                 REQUIREMENTS FOR REPORTING SECURITIES OWNERSHIP

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon its review of copies of such forms furnished to it, or written representations from reporting persons that no such forms were required for those persons, the Company believes that (a) during fiscal year 1998 all filing requirements applicable to executive officers, directors, and greater than ten-percent beneficial owners were complied with, except that (i) one report, covering three transactions, was filed late by Kirk Smithee, (ii) one report, covering one transaction, was filed late by Ronald D. DeMoss and (iii) one report, covering one transaction occurring in fiscal year 1997, was filed late by Vincent Carrino, a director of the Company.

                             INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers, LLP served as the Company's independent accountants for the 1998 fiscal year. Representatives of that firm will be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire, and will be available to respond to any appropriate questions. The auditors for fiscal year 1999 will be selected at the meeting of the Board of Directors to be held following the Annual Meeting of Shareholders on March 10, 1999.

                            PROPOSALS OF SHAREHOLDERS

     Any shareholder who intends to present a proposal intended to be considered for inclusion in the Proxy Statement for presentation at the 2000 Annual Meeting of Shareholders must submit such proposal by November 1, 1999. It is suggested that the proposal be submitted to the Company's corporate offices in Erie, Pennsylvania by certified mail, return receipt requested, and be directed to the Secretary of the Company.

                                  OTHER MATTERS

     Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this

Proxy Statement. If other matters should properly come before the Annual Meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

     A copy of the Company's Annual Report on Form 10-K for fiscal year 1998 may be obtained without charge by any shareholder of record by written request made to Jeffrey A. Conway, Vice President and Chief Financial Officer, Rent-Way, Inc., One RentWay Place, Erie, Pennsylvania 16505.

                       By Order of the Board of Directors,

                                 WILLIAM LERNER
                                    Secretary


Erie, Pennsylvania
February 12, 1999

                                   EXHIBIT A

                                 RENT-WAY, INC.
                             1999 STOCK OPTION PLAN


1.   Purpose.
     --------
     The purpose of the Rent-Way, Inc. 1999 Stock Option Plan (the "Plan") is to provide, through options to purchase shares of Rent-Way, Inc. common stock, without par value, long term incentives and rewards to directors, officers and other key employees or persons responsible for the success and growth of Rent-Way, Inc. (the "Company"), to attract and retain such persons and to associate the interests of such persons with the interests of the Company.

2.   Effective Date.
     ---------------
     The Plan was approved by the Board of Directors on February 8, 1999 (the "Effective Date") and shall be submitted to the shareholders of the Company for approval at a meeting to be held on March 10, 1999, or at any adjournment thereof. Options granted hereunder prior to shareholder approval of the Plan shall be canceled in the event shareholder approval is not obtained.

3.   Definitions.
     ------------

4.   The following terms, as used herein, shall have the following meanings:

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Closing Price", as of a particular date, shall mean (i) if the shares of Stock are then listed or admitted to trading on a national securities exchange, the last reported sales price of a share of Stock sold in the regular way on the principal national securities exchange on which such Stock is listed or admitted to trade, or if no sales occurred on such date, the last sales price on the last preceding day on which such shares of Stock were sold on such exchange or (ii) if the shares of Stock are not then listed or admitted to trading on any national securities exchange, the last reported sale price for a share of Stock as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the last preceding day on which such shares of Stock were reported sold.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (d) "Committee" shall mean the Compensation Committee of the Board or such other committee as the Board, in its discretion, designates to administer the Plan, which Committee shall be composed of not less than two directors each of whom is a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     (e) "Company" shall mean Rent-Way, Inc. and its subsidiaries now held or hereafter acquired.

     (f) "Fair Market Value", as of a particular date, shall mean (i) if the shares of Stock are then listed or admitted to trading on a national securities exchange or reported on NASDAQ, the Closing Price or (ii) if the shares of Stock are not then listed or admitted to trading on a national securities exchange or reported on NASDAQ, such value as the Committee, acting in good faith and in its sole discretion, shall determine.

     (g) "Incentive Stock Option" shall mean an Option that meets the requirements of Section 422 of the Code, or any successor provision, and that is designated by the Committee or the Board as an Incentive Stock Option.

     (h) "Nonqualified Stock Option" shall mean an Option other than an Incentive Stock Option.

     (i) "Option" shall mean the right, granted pursuant to this Plan, of a holder thereof to purchase shares of Stock under the Plan at a price and upon the terms to be specified by the Committee or the Board.

     (j) "Option Agreement" shall mean any written agreement, contract, or other instrument or document between the Company and a Participant evidencing an Option.

     (k) "Participant" shall mean an officer, director, employee or independent contractor of the Company who is, pursuant to Section 4 of the Plan, selected to participate herein.

     (l) "Plan" shall mean the Rent-Way, Inc. 1999 Stock Option Plan.

     (m) "Stock" shall mean shares of common stock, without par value of the Company.

     (n) "Ten Percent Stockholder" shall mean a Participant who, at the time an Incentive Stock Option is to be granted to such Participant, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company within the meaning of Sections 422(e) and 422(f), respectively, of the Code.

4.   Administration.
     ---------------
     The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to modify the terms of any Options granted under the Plan; to determine the persons to whom and the time or times at which Options shall be granted; to determine the type and number of Options to be granted and the terms, conditions and restrictions relating to any Option;
to determine whether, to what extent, and under what circumstances an Option may be settled, canceled, forfeited, exchanged, or surrendered; to construe and interpret the Plan and any Option; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Option Agreements; to correct any defect, supply any deficiency and reconcile any inconsistency in the Plan or any Option granted hereunder; to amend the Plan to reflect changes in applicable law; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may designate one or more persons to implement its rules, regulations and determinations and to execute and deliver documents and instruments and otherwise act on its behalf in accordance with guidelines established by the Committee from time to time.

     All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder. The Committee from time to time, and whenever requested, shall report to the Board on its administration of the Plan and the actions it has taken. The expenses of administering the Plan shall be paid by the Company.

     No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

     All references herein to the "Committee" shall, if the context so requires, also be deemed to refer to the Board or any other committee designated by the Board.

5.   Eligibility.
     ------------
     Options may be granted to officers, directors and employees of the Company and other persons responsible for the success of the Company in the sole discretion of the Committee and as otherwise set forth herein. In determining the persons to whom Options shall be granted and the type of Option, the Committee shall take into account such factors as the Committee shall deem reasonable and appropriate in connection with accomplishing the purposes of the Plan.

6.   Stock Subject to the Plan; Limitation on Grants.
     ------------------------------------------------
     The maximum number of shares of Stock that may be optioned or purchased pursuant to the Plan shall be 2,500,000 shares, subject to adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Option are forfeited, canceled, exchanged or surrendered or if an Option otherwise terminates or expires without a distribution of shares to the Participant, the shares of Stock with respect to such Option shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for grants of Options under the Plan.

     In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Options, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Options, and (iii) the exercise price, grant price, or purchase price relating to any Option; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with applicable requirements of the Code.

7.   Option Grants.
     --------------
     Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement, in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, as applicable.

     (a) Number of Shares. Each Option Agreement shall state the number of shares of Stock to which the Option relates. In no event shall any Participant receive grants of Options in any one calendar year to acquire in excess of 500,000 shares of Stock.

     (b) Type of Option. Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option.

     (c) Option Price. Each Option Agreement shall state the Option price which, unless the Committee shall otherwise determine, shall be not less than the Fair Market Value of the shares of Stock covered by the Option on the date of grant. The Option price shall be subject to adjustment as provided in Section 6 hereof. The date as of which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, unless a different grant date is specified in such resolution.

     (d) Method and Time of Payment. The Option price shall be paid in full, at the time of exercise, in cash or in shares of Stock having a Fair Market Value on the date of exercise equal to such Option price or in a combination of such cash and Stock or, in the sole discretion of the Committee (i) through a cashless exercise procedure whereby the Participant may pay the exercise price by directing that shares otherwise deliverable upon exercise of the Option (valued at the at Fair Market Value of such shares as of the date of exercise) be withheld, (ii) through the delivery of an irrevocable written notice instructing the Company to deliver the shares deliverable upon exercise of the Option to a broker selected by the Company, subject to the broker's written guarantee to deliver cash to the Company in the full amount of the exercise price due on the Option exercise or
(iii) delivery of a promissory note in form specified by the Company. The portion of any Option relating to Stock being withheld in payment of the exercise price shall be deemed surrendered and canceled.

     (e) Term and Exercisability of Options. Each Option shall be exercisable in the manner determined by the Committee and as provided in the Option Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be ten (10) years from the date of the grant of the Option or such shorter period as is determined by the Committee. The exercise period shall be subject to earlier termination as provided in Section 7(f) hereof. An Option may be exercised, as to any or all full shares of Stock as to which the Option has become exercisable, by written notice delivered to the Company, specifying the number of shares of Stock with respect to which the Option is being exercised. For purposes of the preceding sentence, the date of exercise will be deemed to be the date upon which the Company receives such notice.

     (f) Termination. The Committee shall have the exclusive authority to determine if, and for how long, and under what conditions the Option may be exercised after termination of a Participant's employment with or service to the Company, including by reason of the Participant's death; provided, however, that in no event will an Option continue to be exercisable beyond the expiration date of such Option.

     (g) Incentive Stock Options. Options granted as Incentive Stock Options shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in this Section 7.

          (i) Option Price. The Option price shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock covered by the Option on the date of grant of such Incentive Stock Option.

          (ii) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and all other plans of the Company become exercisable for the first time by each Participant during any calendar year shall not exceed $100,000.

          (iii) Ten Percent Stockholder. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (x) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date of grant of such Incentive Stock Option and (y) the exercise period shall not exceed five
(5) years from the date of grant of such Incentive Stock Option.

8.   General Provisions.

     (a) Compliance with Legal Requirements. The Plan and the granting and exercising of Options, and the other obligations of the Company under the Plan and any Option Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Option as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

     (b) Nontransferability. Options shall not be transferable by a Participant except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Participant only by such Participant or such Participant's guardian or legal representative.

     (c) No Right To Continued Employment. Nothing in the Plan or in any Option or any Option Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Option Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

     (d) Withholding Taxes. Where a Participant or other person is entitled to receive shares of Stock pursuant to the exercise of an Option, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes which the Company may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such shares. Each Participant shall have the right to pay any or all required withholding taxes by delivering to the Company shares of Stock already owned. The Company may authorize the Participant to pay any or all required withholding taxes by directing that shares otherwise deliverable upon exercise of the Option be withheld.

     Upon the disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option, the Company shall have the right to require the payment of the amount of any taxes which are required by law to be withheld with respect to such disposition. Each Participant shall have the right to pay any or all of such required withholding taxes by delivering to the Company shares of Stock already owned.

     (e) Amendment and Termination of the Plan. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. Notwithstanding the foregoing, no amendment shall affect adversely any material rights of any Participant, without such Participant's consent, under any Option theretofore granted under the Plan. The power to grant Options under the Plan will automatically terminate ten years after the earlier of the adoption of the Plan by the Board or the approval of the Plan by shareholders of the Company. If the Plan is terminated, any unexercised Options shall continue to be exercisable in accordance with its terms and the terms of the Plan in effect immediately prior to such termination.

     (f) Participant Rights. No Participant shall have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by any Option until the date of the issuance of a stock certificate for such shares.

     (g) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other Options, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     (h) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the Commonwealth of Pennsylvania without giving effect to the conflict of laws principles thereof.

     (i) Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

     (j) Interpretation. With respect to Participants subject to Section 16 of the Exchange Act, the Plan is intended to comply with all applicable provisions of Rule 16b-3 promulgated thereunder (as such Rule may be amended from time to time) and all provisions hereof shall be construed in a manner to so comply. With respect to Participants subject to Section 16, all Options granted hereunder shall be granted and may be exercised only in such a manner as to conform to such Rule. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to the applicable provisions of such Rule.

                                      -28-
PROXY                                                                      PROXY

                                 RENT-WAY, INC.
                                ONE RENTWAY PLACE
                            ERIE, PENNSYLVANIA 16505

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MARCH 10, 1999.

The undersigned hereby appoints Gerald A. Ryan and William E. Morgenstern, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all common shares of the undersigned at the Annual Meeting of Shareholders of Rent-Way, Inc. (the "Company") to be held at the corporate offices of the Company, One RentWay Place, Erie, Pennsylvania on March 10, 1999, and at any adjournments, upon matters described in the proxy statement furnished herewith and all other subjects that may properly come before the meeting. IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED HEREIN, TO APPROVE THE COMPANY'S 1999 STOCK OPTION PLAN, AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                         (To be Signed on Reserve Side)

      --------------------------------------------------------------------

[X]  Please mark your
     votes as in this
     example


          FOR the nominees           WITHHOLD
          listed at right            AUTHORITY to
          (except as marked to       vote for the nominees
          the contrary)              listed at right

1.       ELECTION        [__]                       [__]             Nominees:  Class I (term to 2002)
         OF DIRECTORS                                                           Gerald A. Ryan
         INSTRUCTION (To withhold authority to vote for any individual          Robert Fagenson
         nominee write his name in the space below):                                               IF YOU DO NOT SIGN AND RETURN A
                                                                                                   PROXY, OR ATTEND THE MEETING,
______________________________________________________                                             YOUR SHARES CANNOT BE VOTED.

2.       Approve the Company's        FOR    AGAINST    ABSTAIN                                    PLEASE SIGN HEREON AND RETURN IN
         1999 Stock Option Plan       [__]    [__]       [__]                                      THE ENCLOSED ENVELOPE PROMPTLY.

3.       In their discretion, upon such other business as may                                      SHAREHOLDERS ARE ENTITLED TO
         properly come before the Annual Meeting or any adjournments.                              CUMULATIVE VOTING IN THE ELECTION
                                                                                                   OF DIRECTORS.
SIGNATURE _________________________________  _____________     __________________________________ _____________________
Note: Sign here as name(s) appears on label  DATED             SIGNATURE IF JOINTLY OWNED         DATED